Page 33 of 34 Pages

                                   EXHIBIT 8
                                   ---------


              Executive Officers and Directors of Primary PDC, Inc.
              -----------------------------------------------------


            Officer                                        Director
            -------                                        --------
         Mark S. Stickel                                Mark S. Stickel
     President and Secretary









                               Managing Directors
                           of Wind Down Associates LLC
                           ---------------------------


                            Anthony H. N. Schnelling
                                 Mark S. Stickel
                                 Carl Young III
                                   Dean Vomero